UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 28, 2007 (February 22, 2007)
Date of Report (Date of earliest event reported)

NICOR INC.
(Exact name of registrant as specified in its charter)

Illinois	1-7297	36-2855175
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1844 Ferry Road
Naperville, Illinois 60563-9600
(Address of principal executive offices) (Zip Code)

(630) 305-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2007 Nicor Annual Incentive Compensation Plan for Officers

On February 22, 2007, the Compensation Committee of Nicor Inc. approved the 2007 Nicor Annual Incentive Compensation Plan for Officers. The plan is designed to provide 2007 annual incentive award opportunities to officers of Nicor Inc. that are tied to the achievement of financial goals and non-financial objectives. A copy of that plan is filed as an exhibit to this report and its terms are incorporated herein by reference.

2007 Nicor Gas Annual Incentive Compensation Plan for Officers

On February 22, 2007, the Compensation Committee of Northern Illinois Gas Company (“Nicor Gas”), a subsidiary of Nicor Inc., approved the 2007 Nicor Gas Annual Incentive Compensation Plan for Officers. The plan is designed to provide 2007 annual incentive award opportunities to officers of Nicor Gas that are tied to the achievement of financial goals and non-financial objectives. A copy of that plan is filed as an exhibit to this report and its terms are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following are furnished as exhibits to this report

10.1.   2007 Nicor Annual Incentive Compensation Plan for Officers
10.2.   2007 Nicor Gas Annual Incentive Compensation Plan for Officers

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        Nicor Inc.

    Date  February 28, 2007                                      /s/ KAREN K. PEPPING
                                                                                                                                        Karen K. Pepping
                        Vice President, Controller and
                        Principal Accounting Officer

Exhibit Index

Exhibit
Number	Description of Document

10.1	2007 Nicor Annual Incentive Compensation Plan for Officers
10.2	2007 Nicor Gas Annual Incentive Compensation Plan for Officers